Exhibit c(ii)

KELLER & COMPANY, INC.
___________________________________________________________________________



Memo

To:/Company:    Community Investors Bancorp/First Federal Community Bank

From:           Mike Keller

Date:           May 10, 2005

Subject:        Reverse Stock Split

Terms
-----

                                                 3/31/05
                                                 -------

1.   Assets                                   $ 122,762,000

2.   Shares outstanding                           1,055,642

3.   Equity                                   $  13,007,000

4.   Equity or book value per share           $       12.32

5.   Market price @ May 4, 2005               $       12.87

6.   Average market price (15-day)            $       13.06

7.   Current price to book ratio                    106.01%

8.   Current dividend yield                           2.72%

9.   After reverse stock split - 1 for 225    4,513 shares including
                                              purchase of 40,152 shares
     New stock split - 225 for 1 -            1,015,425 - $12.10 BV/share
                                              (net cost of $725,000)
10.  Earnings - 12 months ended 3/31/05

       Year Ended 6/30/04 =                   $ 862,000
       9 months - March 31, 2005                660,000
       9 months - March 31, 2004               (609,000)
                                              ---------
       12 months earnings - 3/31/05           $ 913,000

___________________________________________________________________________
      555 Metro Place N., Suite 524, Dublin, Ohio 43017 (614) 766-1426,
                             Fax (614) 766-1459


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Community Investors Bancorp/First Federal Community Bank
May 10, 2005
Page 2


11.   EPS = $0.86 and assets per share = $116.29

12.   Current P/E - $13.06 = 15.19x based on current price
                    ------
                    $0.86

13.   Prem = $2.00 = 15.31% based on average market price of $13.06 and
                     $2.13 or 16.55% based on recent price
      New Price = $15.00

14.   New P/E = $15.00 = 17.44x based on buyout price
                 $0.86

15.   BV/Share = Equity = $13,007,000
        Old BV/Share = $12.32
        New Equity = $12,282,000 (Based on cost of $725,000)
        New BV/Share = $12.10

16.   Old P/B = 106.01% - $13.06
                          ------
                          $12.32
      New P/B = 121.75% - $15.00
                          ------
                          $12.32

17.   Pricing Comparisons
      -------------------


                                                                  Equity/    Dividend
Group             P/B       P/E       P/A       ROAE     ROAA     Assets      Yield
-----             ---       ---       ---       ----     ----     -------    --------

Community       106.01%    15.19x    11.23%     6.60%    0.71%    10.60%      2.72%
  New           121.75%    17.44x    12.90%        -        -         -          -

Peer Group      111.58%    18.73x    14.06%     5.88%    0.73%    12.43%      2.94%

Ohio Thrifts    122.43%    20.90x    14.11%    10.16%    0.94%     9.03%      3.18%

Midwest
 Thrifts        121.22%    20.15x    12.51%     8.92%    0.80%     8.71%      2.63%

All Thrifts     137.54%    18.93x    13.38%    12.00%    0.99%     8.13%      2.13%


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Community Investors Bancorp/First Federal Community Bank
May 10, 2005
Page 3


                                                                                            Equity/    Dividend
Peer Group                     Assets      P/B        P/E       P/A       ROAE     ROAA     Assets      Yield
----------                     ------      ---        ---       ---       ----     ----     -------    --------
                               (000)

FFD Financial Corp.            $139,705    104.77%    22.39x    12.78%    4.65%    0.57%    12.20%      2.87%
  Ohio

FFW                             258,343    102.47%    14.23x     9.19%    7.22%    0.68%     9.01%      3.62%
  Indiana

First Independence Corp.        164,843    116.52%    15.17x    10.87%    7.86%    0.74%     9.32%      2.95%
  Kansas

First Niles Financial Corp.      98,241    138.89%    21.00x    22.50%    5.28%    0.86%    16.20%      3.88%
  Ohio

Logansport Financial Corp.      161,933     96.27%    15.46x     9.95%    6.67%    0.70%    10.34%      3.04%
  Indiana

PFS Bancorp, Inc.               129,754    114.93%    25.02x    18.18%    3.60%    0.72%    15.80%      1.94%
  Indiana

Peoples Ohio Financial          189,946    119.82%    18.64x    15.69%    6.67%    0.85%    13.09%      1.71%
  Ohio


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Community Investors Bancorp/First Federal Community Bank
May 10, 2005
Page 4


                                                                                            Equity/    Dividend
Peer Group                     Assets      P/B        P/E       P/A       ROAE     ROAA     Assets      Yield
----------                     ------      ---        ---       ---       ----     ----     -------    --------
                               (000)

Peoples-Sidney
 Financial Corp., Ohio          136,000    113.32%    19.18x    14.75%    5.71%    0.74%    12.98%      4.71%

RSV Bancorp, Inc.                76,703     97.20%    17.53x    12.59%    5.24%    0.69%    12.95%      1.76%
 Pennsylvania

AVERAGE                        $150,608    111.58%    18.73x    14.06%    5.88%    0.73%    12.43%      2.94%

First Federal
 Community Bank                $122,762    106.01%    15.19x    11.23%    6.60%    0.71%    10.60%      2.72%


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